H&Q HEALTHCARE INVESTORS

Amendment to Declaration of Trust

Notice of Change of Trustee

WHEREAS, upon the death of Lawrence S. Lewin on April 29, 2012, H&Q Life Sciences Investors (the “Fund”) issues this notice in accordance with the terms of the Declaration of Trust of the Fund, dated and filed with the Secretary of State of the Commonwealth of Massachusetts on October 31, 1986, as amended;

NOW, THEREFORE, as a result of the foregoing occurrence, the seven Trustees of the H&Q Healthcare Investors are:

Rakesh K. Jain, Ph.D.	2 Liberty Square, 9th Floor
Boston, MA 02109

Michael W. Bonney	2 Liberty Square, 9th Floor
Boston, MA 02109

Daniel R. Omstead, Ph.D.	2 Liberty Square, 9th Floor
Boston, MA 02109

Oleg M. Pohotsky	2 Liberty Square, 9th Floor
Boston, MA 02109

William S. Reardon	2 Liberty Square, 9th Floor
Boston, MA 02109

Uwe F. Reinhardt, Ph.D.	2 Liberty Square, 9th Floor
Boston, MA 02109

Lucinda H. Stebbins	2 Liberty Square, 9th Floor
Boston, MA 02109

IN WITNESS WHEREOF, this Notice has been subscribed this 2nd day of May, 2012, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Laura Woodward
Laura Woodward, Secretary